As filed with the Securities and Exchange Commission on June 6, 2002. Registration No. 333-_____________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LA JOLLA PHARMACEUTICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0361285 (I.R.S. Employer Identification No.)

6455 Nancy Ridge Drive
San Diego, California 92121
(858) 452-6600
(Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

LA JOLLA PHARMACEUTICAL COMPANY 1994 STOCK INCENTIVE PLAN
LA JOLLA PHARMACEUTICAL COMPANY 1995 EMPLOYEE STOCK
PURCHASE PLAN
(Full Title of Plan)

Steven B. Engle
La Jolla Pharmaceutical Company
6455 Nancy Ridge Drive
San Diego, California 92121
(858) 452-6600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Mark W. Shurtleff, Esq.
Gibson, Dunn & Crutcher LLP
4 Park Plaza, Suite 1700
Irvine, California 92614
(949) 451-3800

CALCULATION OF REGISTRATION FEE

			PROPOSED	PROPOSED
			MAXIMUM	MAXIMUM
TITLE OF SECURITIES	AMOUNT TO BE		OFFERING PRICE	AGGREGATE	AMOUNT OF
TO BE REGISTERED	REGISTERED(1)		PER SHARE(2)	OFFERING PRICE(2)	REGISTRATION FEE

Common Stock, par value $0.01 per share	2,100,000	(3)(4)	$5.33	$11,193,000	$1,030

(1)	Each share of common stock includes a right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock pursuant to the Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, as amended. Pursuant to Rule 416(a), this Registration Statement also covers shares of common stock issued pursuant to antidilution provisions set forth in the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan and the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) and based on the average of the high and the low price of the common stock of the Registrant as reported on May 30, 2002 on the Nasdaq National Market System.

(3)	Represents a 1,900,000 share increase in the number of shares authorized for issuance under the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan. 7,100,000 shares of our common stock are issuable under the 1994 Stock Incentive Plan. In addition to the shares of common stock registered hereby, 750,000 shares of our common stock issuable under the 1994 Stock Incentive Plan were previously registered under the Registration Statement on Form S-8 (Registration No. 33-82664) as filed with the Securities and Exchange Commission on August 11, 1994; 500,000 shares of our common stock issuable under the 1994 Stock Incentive Plan were previously registered under the Registration Statement on Form S-8 (Registration No. 333-14285) as filed with the Securities and Exchange Commission on October 17, 1996; 500,000 shares of our common stock issuable under the 1994 Stock Incentive Plan were previously registered under the Registration Statement on Form S-8 (Registration No. 333-29575) as filed with the Securities and Exchange Commission on June 19, 1997; 750,000 shares of our common stock issuable under the 1994 Stock Incentive Plan were previously registered under the Registration Statement on Form S-8 (Registration No. 333-91593) as filed with the Securities and Exchange Commission on November 24, 1999; 1,000,000 shares of our common stock issuable under the 1994 Stock Incentive Plan were previously registered under the Registration Statement on Form S-8 (Registration No. 333-45080) as filed with the Securities and Exchange Commission on September 1, 2000; and 1,700,000 shares of our common stock issuable under the 1994 Stock Incentive Plan were previously registered under the Registration Statement on Form S-8 (Registration No. 333-69104) as filed with the Securities and Exchange Commission on September 7, 2001.

(4)	Represents a 200,000 share increase in the number of shares authorized for issuance under the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan. 1,000,000 shares of our common stock are issuable under the 1995 Employee Stock Purchase Plan. In addition to the shares of common stock registered hereby, 300,000 shares of our common stock issuable under the 1995 Employee Stock Purchase Plan were previously registered under the Registration Statement on Form S-8 (Registration No. 33-94830) as filed with the Securities and Exchange Commission on July 21, 1995; 200,000 shares of our common stock issuable under the 1995 Employee Stock Purchase Plan were previously registered under the Registration Statement on Form S-8 (Registration No. 333-45080) as filed with the Securities and Exchange Commission on September 1, 2000; and 300,000 shares of our common stock issuable under the 1995 Employee Stock Purchase Plan were previously registered under the Registration Statement on Form S-8 (Registration No. 333-69104) as filed with the Securities and Exchange Commission on September 7, 2001.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

INTRODUCTION

     We are filing this Registration Statement on Form S-8 to register an additional 1,900,000 shares of our common stock that we may issue under our 1994 Stock Incentive Plan and an additional 200,000 shares of our common stock that we may issue under our 1995 Employee Stock Purchase Plan. We have included in this Registration Statement only those items required by General Instruction E to Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     In accordance with General Instruction E to Form S-8, the contents of our Registration Statement on Form S-8 (Registration No. 33-82664) previously filed by us with the Securities and Exchange Commission on August 11, 1994 relating to the 1994 Stock Incentive Plan, and the contents of our Registration Statement on Form S-8 (Registration No. 33-94830) previously filed by us with the Securities and Exchange Commission on July 21, 1995 relating to the 1995 Employee Stock Purchase Plan, are incorporated herein by reference and made a part hereof. In addition, the contents of our Registration Statement on Form S-8 (Registration No. 333-69104) previously filed by us with the Securities and Exchange Commission on September 7, 2001, which Registration Statement contains updated information under the heading “Indemnification of Officers and Directors” and “Undertakings,” is incorporated herein by reference and made a part hereof.

Item 8. Exhibits.

     Pursuant to General Instruction E, only those opinions and consents required by Item 8 are provided. They are as follows:

Exhibit
Number	Description

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Ernst & Young LLP, independent auditors

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 6, 2002.

LA JOLLA PHARMACEUTICAL COMPANY

By:	/s/ Steven B. Engle

Steven B. Engle Chairman and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Steven B. Engle and Gail A. Sloan his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below and on the date indicated.

Signature	Title	Date

/s/ Steven B. Engle Steven B. Engle	Chairman and Chief Executive Officer (Principal Executive Officer)	June 6, 2002

/s/ Gail A. Sloan Gail A. Sloan	Secretary and Controller (Principal Financial and Accounting Officer)	June 6, 2002

/s/ Thomas H. Adams, Ph.D. Thomas H. Adams, Ph.D.	Director	June 6, 2002

/s/ William E. Engbers William E. Engbers	Director	June 6, 2002

/s/ Robert A. Fildes, Ph.D. Robert A. Fildes, Ph.D.	Director	June 6, 2002

/s/ Stephen M. Martin Stephen M. Martin	Director	June 6, 2002

William R. Ringo	Director	June 6, 2002

/s/ W. Leigh Thompson, M.D., Ph.D. W. Leigh Thompson, M.D., Ph.D.	Director	June 6, 2002

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Ernst & Young LLP, independent auditors

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)